UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2014
Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported by Abercrombie & Fitch Co. (the “Company”) in the Current Report on Form 8-K, dated January 30, 2014 and filed by the Company with the SEC on that same day, on January 27, 2014, the Board of Directors of the Company promoted Jonathan E. Ramsden to the position of Chief Operating Officer, effective immediately. Mr. Ramsden will continue to hold the position of Chief Financial Officer until the Company appoints a successor.
On February 19, 2014, the Compensation Committee of the Company’s Board of Directors approved changes to Mr. Ramsden’s base salary as well as his target and maximum annual incentive opportunities under the Company’s Incentive Compensation Performance Plan (the “Incentive Plan”). Each of these changes is effective as of February 2, 2014. The following table shows Mr. Ramsden’s new base salary as well as his new target and maximum annual incentive opportunities, each expressed as a percentage of his base salary, under the Incentive Plan. As with other participants in the Incentive Plan, Mr. Ramsden’s maximum annual incentive opportunity is two times the target annual incentive opportunity.

Mr. Ramsden’s Compensation Changes (Effective as of February 2, 2014)
Base Salary	Target Annual Incentive Opportunity (as a percentage of base salary)	Maximum Annual Incentive Opportunity (as a percentage of base salary)
$995,000	95%	190%
The terms of Mr. Ramsden’s 2014 equity grants and associated performance criteria will be determined in connection with the Compensation Committee’s approval of annual equity awards, typically in late March.
Notwithstanding the above, Mr. Ramsden has requested that the Company defer implementation of the increase in his base salary to a date which is not earlier than the date on which base salary adjustments next go into effect for other associates of the Company. Mr. Ramsden will remain eligible for target and maximum annual incentive opportunities under the Incentive Plan based on his approved increase in base salary.
Item 8.01.   Other Events.
Declaration of Quarterly Cash Dividend
On February 21, 2014, the Company issued a press release (the “Dividend Release”) reporting that the Board of Directors of the Company had declared a quarterly cash dividend of $0.20 per share in respect of the Company’s Class A Common Stock. The dividend was declared on February 20, 2014 and is payable on March 18, 2014 to stockholders of record at the close of business on March 6, 2014. A copy of the Dividend Release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Record Date and Meeting Date for 2014 Annual Meeting of Stockholders
On February 20, 2014, the Board of Directors of the Company took action to designate the date, time and place of the 2014 Annual Meeting of Stockholders of the Company (the “2014 Annual Meeting”) and fix the record date for the 2014 Annual Meeting. The 2014 Annual Meeting will be held at 10:00 a.m., Eastern Daylight Saving Time, on Thursday, June 19, 2014, at the home office of the Company located at 6301 Fitch Path, New Albany, Ohio 43054. The close of business on Wednesday, April 30, 2014, has been fixed as the record date for the determination of the stockholders of the Company entitled to receive notice of, and to vote at, the 2014 Annual Meeting.
Item 9.01.   Financial Statements and Exhibits.
(a) through (c)    Not applicable
(d)    Exhibits:
The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by Abercrombie & Fitch Co. on February 21, 2014 reporting declaration of quarterly cash dividend

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Abercrombie & Fitch Co.
Dated: February 25, 2014

By: /s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Abercrombie & Fitch Co. on February 21, 2014 reporting declaration of quarterly cash dividend

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